Exhibit 10.20B

June 2, 2003

Mr. Jim Ross

Re:	World Wrestling Entertainment, Inc. (“WWE”) -w- Jim Ross/Second Amendment to Employee Agreement

Dear Jim:

Reference is made to that certain agreement between the parties made effective as of October 29, 1996 (“Agreement”), which was subsequently amended by the First Amendment, dated March 12, 2001, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties have agreed to amend the Agreement as follows (“Second Amendment”).

1.	The parties hereby agree to amend paragraph 4 entitled “Compensation” to add the following subparagraph (e):

“(e) With regard to that certain book entitled “J.R.’s Cookbook True Ringside Tales, BBQ and Down Home Recipes” (“Ringside Tales”), Employee shall be paid an amount equal to fifty percent (50%) of the “Licensed Products’ Net Receipts” received by Titan from the licensing, publication, sublicensing, or assignment of Ringside Tales. For the purpose of this subsection, “Licensed Products Net Receipts” shall mean the gross amount received by Titan from the licensing, publication, sublicensing, and/or assignment of Ringside Tales less any and all out of pocket expenses or commissions, and any photography, illustration and/or writer fees (which shall exclude photography, illustration and/or writer fees) incurred by Titan or its licensing agents in connection with the publishing of Ringside Tales.”

2.	All terms not defined herein shall have the same meaning given them in the Agreement. Except as expressly or by necessary implication modified hereby, the terms and conditions of the Agreement are hereby ratified and confirmed without limitation or exception.

Please confirm your acceptance of this Second Amendment as set forth above by signing and notarizing in the space provided on each of the enclosed two (2) copies and return them to me. One (1) fully executed copy will be returned to you for your files. Thank you in advance for your prompt attention to this matter.

ACKNOWLEDGED AND AGREED:

WORLD WRESTLING ENTERTAINMENT, INC.		JIM ROSS
(“WWE”)

By:	/s/ Edward L. Kaufman	By:	/s/ Jim Ross

	Edward L. Kaufman		Jim Ross
Senior Vice President and General Counsel